Exhibit 10.1

AMENDMENT NO. 2 TO
TERM LOAN AGREEMENT

THIS AMENDMENT NO. 2 TO TERM LOAN AGREEMENT (this “Amendment”), dated as of February 14, 2018, is made among Avinger, Inc., a Delaware corporation (“Borrower”), and the Lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”).

RECITALS

WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) are parties to a Term Loan Agreement, dated as of September 22, 2015 (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”).

WHEREAS, the parties hereto desire to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

SECTION 1  Definitions; Interpretation.

(a)          Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)          Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2  Amendments.

Subject to Section 3, the Loan Agreement is hereby amended as follows:

(a)          Section 1.01 of the Loan Agreement is hereby amended to add the following definition in proper alphabetical order:

“Preferred Stock” means the Borrower’s Series A Convertible Preferred Stock, par value $0.001 per share.

(b)          The definition of “Fee Letter” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety as follows:

“Fee Letter” means that amended and restated fee letter agreement to be dated as of February 16, 2018 between Borrower and the Lenders party thereto.

(c)           The definition of “Interest-Only Period” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety as follows:

““Interest-Only Period” means the period from and including the first Borrowing Date and through and including the twenty-fourth (24th) Payment Date after the first Borrowing Date, which is June 30, 2021.”

(d)          The definition of “Maturity Date” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety as follows:

““Maturity Date” means the earlier to occur of (i) the thirty-second (32nd) Payment Date following the Closing Date, which is June 30, 2023, and (ii) the date on which the Loans are accelerated pursuant to Section 11.02.”

(e)           The definition of “PIK Period” in Section 1.01 of the Loan Agreement shall be amended and restated in its entirety as follows:

““PIK Period” means the period beginning on the first Borrowing Date through and including the earlier to occur of (i) the twenty fourth (24th) Payment Date after the first Borrowing Date and (ii) the date on which any Default shall have occurred (provided that if such Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Default and the twenty fourth (24th) Payment Date after the first Borrowing Date).”

(f)           The first sentence of Section 3.02(d) of the Loan Agreement shall be amended to add a proviso at the end thereof as follows:

“provided that, for the Payment Dates commencing with the eleventh (11th) Payment Date following the Closing Date and continuing through and including the eighteenth (18th) Payment Date following the Closing Date, Borrower may elect to pay such interest on the outstanding principal amount of the Loans entirely in the form of PIK Loans so long as as of each such Payment Date, no Default shall have occurred and be continuing.”

(g)           Section 3.03(a)(i) of the Loan Agreement shall be amended and restated in its entirety as follows:

“If the Redemption Date occurs:

(A)          on or prior to the fourteenth (14th) Payment Date, the Prepayment Premium shall be an amount equal to 5.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(B)          after the fourteenth (14th) Payment Date, and on or prior to the eighteenth (18th) Payment Date, the Prepayment Premium shall be an amount equal to 4.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(C)          after the eighteenth (18th) Payment Date, and on or prior to the twenty-second (22nd) Payment Date, the Prepayment Premium shall be an amount equal to 3.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(D)          after the twenty-second (22nd) Payment Date, and on or prior to the twenty-sixth (26th) Payment Date, the Prepayment Premium shall be an amount equal to 2.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(E)           after the twenty-sixth (26th) Payment Date, and on or prior to the thirtieth (30th) Payment Date, the Prepayment Premium shall be an amount equal to 1.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(F)           after the thirtieth (30th) Payment Date, the Prepayment Premium shall be an amount equal to 0.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date.”

(h)          Sections 9.01, (f), (g), (i), (m) and (r) of the Loan Agreement are each hereby amended and restated as “[Reserved].”

(i)           Section 9.01(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c) Indebtedness in respect of the Preferred Stock;”

(j)           Section 9.01(h) of the Loan Agreement is amended by replacing “$500,000” with “$100,000”.

(k)          Section 9.01(p) of the Loan Agreement is amended by replacing “$250,000” with “$50,000”.

(l)           Section 9.02(r) of the Loan Agreement is hereby amended and restated as “[Reserved].”

(m)         The proviso to Section 9.02 of the Loan Agreement is hereby amended and restated as follows:

“provided that no Lien otherwise permitted under any of the foregoing Sections 9.02(b) through (u) shall apply to any Material Intellectual Property.”

(n)          Sections 9.03(a), (b), (c), (d) and (e) of the Loan Agreement are each hereby amended and restated as “[Reserved].”

(o)          Section 9.05(e), (j), (k), (l), (n) and (o) of the Loan Agreement are each hereby amended and restated as “[Reserved].

(p)          Section 9.06(j) and (k) of the Loan Agreement are each hereby amended and restated as “[Reserved].”

(q)          Section 9.06(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) (i) the accrual and payment of dividends (whether in cash or shares of Preferred Stock) on the Preferred Stock; provided that the payment of dividends in cash shall only be permitted so long as the Lenders (or their affiliates) are the sole holders of the Preferred Stock; provided further that payments of cash in lieu of fractional shares in connection with the payment of any dividend on the Preferred Stock shall be permitted at all times; and (ii) the issuance of common stock and cash in lieu of fractional shares upon conversion of the Preferred Stock;”

(r)           Section 9.06(d) is hereby amended by replacing “$1,000,000” with “$100,000”.

(s)           Section 9.07 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Such Obligor will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness of the type described in clauses (a) or (b) of the definition of Indebtedness or any payments in respect of Permitted Cure Debt or Indebtedness subordinate to the Obligations, other than (i) payments of the Obligations, (ii) scheduled payments of other Indebtedness not in violation of any application subordination agreement and (iii) payments in respect of the Preferred Stock.”

(t)           Section 9.09(d) and (i) of the Loan Agreement are each hereby amended and restated as “[Reserved]”.

(u)          Section 10.01 of the Loan Agreement shall be amended and restated as follows:

“Borrower shall maintain at all times Liquidity in an amount which shall exceed $3,500,000.”

(v)          Section 10.02 of the Loan Agreement shall be amended and restated to amend and restate clauses (d) through (f) in their entirety and to add new clauses (g) and (h) as follows:

“(d)         [Reserved];

(e)          [Reserved];

(f)           during the twelve month period beginning on January 1, 2020, and every calendar year thereafter, of at least $15,000,000;

(g)          during the twelve month period beginning on January 1, 2021, of at least $20,000,000; and

(h)          during the twelve month period beginning on January 1, 2022, of at least $25,000,000.”

(w)          Annex B of Exhibit E of the Loan Agreement is hereby replaced in its entirety by Annex B to Compliance Certificate attached hereto.

(x)          A new Section 8.16 is hereby added as follows:

“8.16 Board Observation Rights.

(a)          Borrower shall permit one (1) person representing the Lenders (the “Observer”) to attend and observe (but not vote) at meetings of Borrower’s board of directors and committees thereof, whether in person or by telephone. Borrower shall notify the Observer in in the same manner and at the same time in advance of the date and time for each general or specific meeting of its board of directors. Borrower shall concurrently deliver to the Observer all notices, minutes, consents and other material that the Borrower provides to its directors. The Observer may be excluded from access to any material or meeting or portion thereof if the board of directors determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve attorney-client privilege or to protect highly confidential proprietary information.

(b)          Borrower shall pay the Observer’s reasonable out-of-pocket expenses (including the cost of travel, meals and lodging) in connection with the attendance of such meetings.”

SECTION 3  Conditions of Effectiveness.

The effectiveness of Section 2 shall be subject to the following conditions precedent:

(a)          The Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 12.04 of the Loan Agreement.

(b)          The Borrower and all of the Lenders shall have entered into (i) that certain Series A Preferred Stock Purchase Agreement by and among the Borrower and the Lenders (the “Purchase Agreement”) and (ii) that certain Registration Rights Agreement by and among the Borrower and the Lenders concurrently with the execution of this Amendment.  This Amendment shall constitute notice of the entry into such agreements in satisfaction of any notice requirements in respect thereof under the Loan Agreement.

(c)           The Lenders shall have purchased the Shares (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement.

(d)           The Borrower and the Lenders shall have entered into that certain Fee Letter.

(e)           The Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.

(f)           The representations and warranties in Section 4 shall be true and correct on the date hereof.

SECTION 4  Representations and Warranties; Reaffirmation.

(a)          The Borrower hereby represents and warrants to each Lender as follows:

(i)            The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect and the filing of a copy of this Amendment with the SEC following its effectiveness, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)           No Default has occurred or is continuing or will result after giving effect to this Amendment.

(iii)          The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are (A) in the case of representations qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects (except that the representation regarding representations and warranties that refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date), in each case taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto.

(iv)          There has been no Material Adverse Effect since the date of the Loan Agreement.

(b)          The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 5  Governing Law; Submission To Jurisdiction; Waiver Of Jury Trial.

(a)          Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)          Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)           Waiver of Jury Trial. The Borrower and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Amendment, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 6  Miscellaneous.

(a)          No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b)          Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)           Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)                                 Integration.  This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)                                  Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(f)                                   Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

(g)                                  Outstanding Principal Amount of the Loans.  After giving effect to the transactions contemplated by the Purchase Agreement, the outstanding principal amount of the Loans shall be equal to $6,466,146.30 and accrued but unpaid interest thereon shall be equal to $741,102.44.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

AVINGER, INC.

By:	/s/ Matthew B. Ferguson
Name: Matthew B. Ferguson
Title: Chief Financial Officer

[Signature Page to Amendment No. 2]

LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

CRG PARTNERS III — PARALLEL FUND “A” L.P.
By CRG PARTNERS III — PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

[Signature Page to Amendment No. 2]

CRG PARTNERS III — PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS: /s/ Nicole Nesson
Name: Nicole Nesson

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

CRG PARTNERS III (CAYMAN) LEV AIV L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS: /s/ Nicole Nesson
Name: Nicole Nesson

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

[Signature Page to Amendment No. 2]

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS: /s/ Nicole Nesson
Name: Nicole Nesson

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

[Signature Page to Amendment No. 2]

Annex [B] to Compliance Certificate

CALCULATIONS OF FINANCIAL COVENANT COMPLIANCE

I.	Section 10.01: Minimum Liquidity
A.

Amount of unencumbered (other than Liens securing the Obligations and Liens permitted pursuant to Section 9.02(c) and 9.02(j), provided that with respect to cash subject to a Permitted Priority Lien in connection with Permitted Priority Debt, there is no event of default under the documentation governing the Permitted Priority Debt) cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Lenders (or the Control Agent on behalf of the Lenders) have (or has) a perfected security interest:

$
B.	$3,500,000	$3,500,000
	Is Line IA equal to or greater than Line IB?:	Yes: In compliance; No: Not in compliance
II.	Section 10.02(a)-(i): Minimum Revenue—Subsequent Periods
A.	Revenues during the twelve month period beginning on January 1, 2015	$
	[Is line II.A equal to or greater than $7,000,000?	Yes: In compliance; No: Not in compliance][1]
B.	Revenues during the twelve month period beginning on January 1, 2016	$
	[Is line II.B equal to or greater than $23,000,000?	Yes: In compliance; No: Not in compliance][2]
C.	Revenues during the twelve month period beginning on January 1, 2017	$
	[Is line II.C equal to or greater than $40,000,000?	Yes: In compliance; No: Not in compliance][3]

1  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2015 pursuant to Section 8.01(b) of the Loan Agreement.

2  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2016 pursuant to Section 8.01(b) of the Loan Agreement.

3  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2017 pursuant to Section 8.01(b) of the Loan Agreement.

D.	Revenues during the twelve month period beginning on January 1, 2018	N/A
E.	Revenues during the twelve month period beginning on January 1, 2019	N/A
F.	Revenues during the twelve month period beginning on January 1, 2020	$
	[Is line II.F equal to or greater than $15,000,000?	Yes: In compliance; No: Not in compliance][4]
G.	Revenues during the twelve month period beginning on January 1, 2021	$
	[Is line II.G equal to or greater than $20,000,000?	Yes: In compliance; No: Not in compliance][5]
H.	Revenues during the twelve month period beginning on January 1, 2022	$
	[Is line II.H equal to or greater than $25,000,000?	Yes: In compliance; No: Not in compliance][6]

4  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2020 pursuant to Section 8.01(b) of the Loan Agreement.

5  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2021 pursuant to Section 8.01(b) of the Loan Agreement.

6  Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2022 pursuant to Section 8.01(b) of the Loan Agreement.